AMENDED AND RESTATED NOTE AND SECURITY AGREEMENT

Principal Amount: $4,000,000	July 17, 2014

 Salt Lake City, Utah

FOR VALUE RECEIVED, each of the undersigned, RICHFIELD OIL & GAS COMPANY, a Nevada corporation (“Richfield”), HEWITT ENERGY GROUP, INC., a Texas corporation (“HEG”), HEWITT OPERATING, INC., a Utah corporation (“HOI”), HOI KANSAS PROPERTY SERIES, LLC, a Kansas series limited liability company (“HOI Kansas”), and HOI UTAH PROPERTY SERIES, LLC, a Utah series limited liability company (“HOI Utah”), and each of the series companies of HOI Kansas and HOI Utah (the “Series Companies”), each with an address of 175 South Main Street, Suite 900, Salt Lake City, UT 84111, (Richfield, HEG, HOI, HOI Kansas, HOI Utah, and the Series Companies, each a "Maker" and collectively, the “Makers”), hereby promise to pay STRATEX OIL & GAS HOLDINGS, INC., a Colorado corporation with an address of 30 Echo Lake Road, Watertown, CT 06795 (the "Payee"), the principal amount of (i) Four Million Dollars ($4,000,000) or (ii) such lesser amount as may be advanced to or for the benefit of the Makers hereunder, in each case together with interest at a rate per annum equal to 6.00% calculated on a daily basis of a 365/6 day calendar year accruing as of the date of the making of each advance hereunder, on the dates and in the manner set forth herein.

This Amended and Restated Note and Security Agreement (this "Note and Agreement") amends and restates, and is in substitution and replacement for, but not in payment of, that certain Note and Security Agreement dated May 6, 2014, by Makers and Payee in the original principal amount of $3,000,000 (the "Existing Note and Agreement"). The outstanding indebtedness evidenced by the Existing Note and Agreement is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement, extinguishment, cancellation or novation of the indebtedness under the Existing Note and Agreement. All amounts outstanding under the Existing Note and Agreement shall be automatically transferred to, and shall be deemed to be outstanding under this Note and Agreement. Payeehas agreed to modify the Existing Note and Agreement on the terms set forth in this Note and Agreement for good and valuable consideration.

1.                   Agreement. This Note and Security Agreement (this "Note and Agreement") is issued in connection with a certain Agreement and Plan of Merger dated as of May 6, 2014, as amended on the date hereof (as so amended, the “Plan of Merger”), providing for the merger of a wholly-owned subsidiary of Payee with and into Richfield (the “Merger”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan of Merger.

2.                   Advances. Makers may borrow and repay advances made hereunder until the Expiration Date, subject to the terms and conditions of this Note and Agreement. The "Expiration Date" shall mean (i) the earlier of (x) January 30, 2015 or (y) entry into a Superior Proposal or (ii) such later date as may be designated by Payee by written notice from Payee to Makers. Each Maker acknowledges and agrees that in no event will the Payee be under any obligation to extend or renew the advances hereunder or this Note and Agreement beyond the Expiration Date. In no event shall the aggregate unpaid principal amount of advances under this Note and Agreement exceed the face amount of this Note and Agreement.

3.                   Request for Advances.

(a)                Operating Advances. Subject to the terms and conditions of this Note and Agreement, $1,000,000 of the principal amount available hereunder has been disbursed by Payee to Richfield, for and on behalf of each Maker, prior to the date of this Note and Security Agreement and $200,000 is being advanced on the date hereof. Makers covenant and agree that they shall use up to $100,000 of the advance made by Payee upon execution of the Plan of Merger to acquire additional oil and gas leases in Utah and the remainder of said advance to pay certain liabilities of Makers specifically approved in advance by Payee.

(b)                Approved Kansas Work Program Advances. Subject to the terms and conditions of this Note and Agreement, additional advances of up to $2,800,000 in the aggregate (the “Approved Kansas Work Program Advance Limit”) shall be made available to Makers to fund the direct costs attributable to those services authorized and approved by Payee with respect to Makers’ interest in its Kanas properties (the “Kansas Work Program”).  $717,142 of the Approved Kansas Work Program Advance Limit has been advanced to Makers prior to the date hereof. Under no circumstance shall advances be made under this Section 3(b) for costs incurred by any Maker prior to May 6, 2014 or for any costs which are not direct costs attributable to services authorized and approved by Payee with respect to the Kansas Work Program, provided, however, that up to $90,000 may be expended to plug/remediate certain of Makers’ wells in Russell County, Kansas. Payee and each Maker agree to the following procedures solely for the purposes of making advances under this Note and Agreement to fund approved services in connection with the Kansas Work Program. All vendors performing approved services in connection with the Kansas Work Program shall be instructed to deliver to Payee invoices (in the name of the related Maker) for such services. After receiving an invoice and determining that it is for approved services in connection with the Kansas Work Program, provided that the full amount of the Approved Kansas Work Program Advance Limit has not been already been advanced, Payee shall promptly prepare a direction letter to be signed by a duly authorized officer of the related Maker, directing Payee to make the advance as set forth in the direction letter, in the amount and to the vendor set forth therein. Subject to the terms and conditions of this Note and Agreement, to the extent funds are available within the Approved Kansas Work Program Limit, Payee shall make the advance and enter the amount on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by such Maker. The procedures set forth in this Section 3(b) are solely for the purpose making advances under this Note and Agreement and under no circumstances shall Payee have any liability to any vendor or other third party with respect to any liabilities, expenses, or costs of any Maker, whether in connection with the Kansas Work Program or otherwise.

(c)    Conditions to All Advances. The obligation of Payee to make any advance hereunder is subject to the satisfaction of the following conditions): (1) the accuracy of the representations and warranties of each Maker set forth in this Note and Agreement and the representations and warranties of Richfield in the Plan of Merger on the date hereof and as of the date of such advance; (2) each Maker’s compliance with all obligations to be performed by it hereunder on or before the date of such advance; (3) Payee continuing to have a perfected first priority security interest in all of the Collateral, subject only to the prior liens identified in Schedule 1 to this Note and Agreement (the “Permitted Prior Liens”); (4) there shall not have occurred an Event of Default under this Note and Agreement or event that, with the passage of time, could become such an Event of Default; (5) Richfield shall have performed all obligations required to be performed on its part under the Plan of Merger; (6) no Maker shall have received a Superior Proposal.; and (7) each Maker shall have provided Payee with such certification and other evidence as may be reasonably requested by Payee to confirm each of the foregoing.

4.       Payment Terms. The outstanding principal balance and any accrued but unpaid interest under this Note and Agreement shall be due and payable on the earlier of (i) the Expiration Date or (ii) 10 business days following the Effective Time of the Merger, as those terms are defined in the Plan of Merger (the "Payment Date"). If any payment under this Note and Agreement shall become due on a Saturday, Sunday or public holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. All payments will be made without any defense, offset, or counterclaim which any Maker may have against Payee.

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5.       Representations and Warranties.  In addition to the representations and warranties made by Richfield in the Plan of Merger, each of which are incorporated herein by reference, each Maker hereby makes the following representations and warranties (subject to any exceptions expressly identified in the Company’s Disclosure Schedules), all of which representations and warranties in the Plan of Merger or set forth below shall be continuing in nature and remain in full force and effect until all obligations hereunder are paid in full and any commitment to make further advances have been terminated:

(a)    Existence, Power and Authority.   Such Maker is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing. Such Maker is duly authorized to execute and deliver this Note and Agreement, all necessary corporate action to authorize the execution and delivery of this Note and Agreement has been properly taken, and such Maker is and will continue to be duly authorized to borrow under this Note and Agreement and to perform all of the other terms and provisions of Note and Agreement.

(b)    No Material Adverse Change.  Since December 31, 2013, such Maker has not suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or could result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operation.

(c)    Binding Obligations.  Such Maker has full power and authority to enter into the transactions provided for in this Note and Agreement and has been duly authorized to do so by appropriate action of its Board of Directors, member manager, or otherwise as may be required by law, charter, other organizational documents or agreements; and this Note and Agreement constitutes the legal, valid and binding obligations of such Maker enforceable in accordance with their terms.

(d)    No Defaults or Violations.  There does not exist any Event of Default under this Note and Agreement or any default or violation by such Maker of or under any of the terms, conditions or obligations of: (i)  its articles or certificate of incorporation, regulations or bylaws or its other organizational documents as applicable; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, note or other instrument to which it is a party or by which it is bound; or (iii) any law, ordinance, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action of any court or any governmental authority or agency; and the consummation of this Note and Agreement and the transactions set forth herein will not result in any such default or violation.

(e)    Title to Assets.  Such Maker has good and marketable title to all of its assets, free and clear of all liens and encumbrances, except for current taxes and assessments not yet due and payable and the liens identified in Schedule 1 to this Note and Agreement (the “Permitted Prior Liens”).

(f)     Litigation.  There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of such Maker, threatened against it, which could result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operations and there is no basis known to such Maker for any action, suit, proceeding or investigation which could result in such a material adverse change.

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(g)    Tax Returns.  Such Maker has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including income, unemployment, social security and similar taxes, and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

(h)    Disclosure. This Note and Agreement does not contain any untrue statement of a material fact and does not omit a material fact necessary in order to make the statements contained herein true and correct in all material respects. There is no fact known to such Maker which materially adversely affects or, so far as such Maker can now foresee, might materially adversely affect the business, assets, operations, condition (financial or otherwise) or results of operation of such Maker and which has not otherwise been fully set forth in this Note and Agreement.

6.       Default Rate. Upon maturity, whether by the occurrence of the Payment Date, acceleration, demand or otherwise, and at Payee’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under this Note and Agreement shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 365/6 days) which shall be five percentage points (5%) in excess of the interest rate in effect from time to time under this Note and Agreement but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note and Agreement. The Default Rate is imposed as liquidated damages for the purpose of defraying the Payee’s expenses incident to the handling of delinquent payments, but is in addition to, and not in lieu of, the Payee’s exercise of any rights and remedies hereunder, under the Plan of Merger or any related documents or under applicable law, and any fees and expenses of any agents or attorneys which the Payee may employ. In addition, the Default Rate reflects the increased credit risk to the Payee of carrying a loan that is in default.

7.        Security.

(a)    As security for the payment of its obligations hereunder, each Maker hereby grants to the Payee a security interest in all of its (and, the case of HOI Kansas and HOI Utah, each of their future series) now owned and after acquired assets of every type and kind, including Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory and all other personal property and Proceeds of each of the foregoing (the "Collateral") with all capitalized words in this sentence (other than Collateral, Payee and Maker) having the meaning given to that term by the Uniform Commercial Code as in effect on the date of this Agreement and as amended from time to time in the State of Delaware (the "UCC"). This Note and Agreement is also secured by mortgages and deeds of trust made by certain Makers in favor of Payee as of the date hereof. The existence of such security shall not limit any other rights or remedies which Payee may have in the event of a default hereunder. By its signatures hereon, each Maker hereby irrevocably authorizes Payee to file against such Maker one or more financing, continuation or amendment statements pursuant to the UCC in form satisfactory to Payee, in all jurisdictions in which such filing is deemed by Payee to be necessary or desirable in order to perfect, preserve and protect its security interests, including by description of “all assets” or “all personal property”. If required by the Payee, each Maker will execute and deliver to Payee all documentation necessary for the Payee to obtain and maintain perfection of its security interests in the collateral covered by this Note and Agreement.

(b)    Without limiting the generality of this Section, each Maker further agrees that with respect to each item of Collateral as to which (A) the creation of a valid and enforceable security interest is not governed exclusively by the UCC or (B) the perfection of a valid and enforceable security interest therein under the UCC cannot be accomplished either by Payee taking possession thereof or by the filing in appropriate locations of appropriate UCC financing statements executed by or on behalf of such Maker, each Maker will at its expense execute and deliver to Payee such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by Payee from time to time for the purpose of creating a valid and perfected first priority lien on such item, enforceable against such Maker and all third parties to secure the loan evidenced by this Note and Agreement.

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(c)    Each Maker represents and warrants to Payee that (in the case of (i), (ii) and (iii), except as expressly set forth in the Company’s Disclosure Schedule) (i) it has good and marketable title to the Collateral, (ii) except for the security interest granted hereunder to and created in favor of Payee, all the Collateral is free and clear of any lien except for current taxes and assessments not yet due and payable, (iii) this Note and Agreement, together with the filing in the appropriate jurisdictions of duly completed UCC financing statements indicating the Collateral, creates and at all times shall constitute a valid and perfected first priority security interest in and lien upon the Collateral in favor of the Payee to the extent a security interest therein can be perfected by such filings, (iv) it will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein and (v) the exact legal name of Maker and the state of its incorporation or formation is as set forth in the initial paragraph of this Note and Agreement.

8.                   Protection of Collateral and Security Interest. Each Maker will faithfully preserve and protect Payee's security interest in the Collateral as a prior perfected security interest under the UCC, superior and prior to the rights of all third persons, except for the Permitted Prior Liens and will do all such other acts and things and will, upon request therefor by Payee, execute, deliver, file and record all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Payee in its sole discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect and protect said security interest; and each Maker hereby irrevocably appoints the Payee, its officers, employees and agents, or any of them, as attorneys-in-fact for such Maker to execute, deliver, file and record such items for such Maker and in such Maker's name, place and stead. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Note and Agreement. Each Maker acknowledges and agrees that (i) the power of attorney herein granted shall in no way be construed as to benefit any Maker; (ii) the Payee herein granted this power of attorney shall have no duty to exercise any powers granted hereunder for the benefit of any Maker; and (iii) the Payee herein granted this power of attorney shall, to the extent exercisable, exercise any and all powers granted hereunder for the benefit of the Payee. The Payee hereby accepts this power of attorney and all powers granted hereunder for the benefit of the Payee.

9.                   Events of Default. The occurrence of any one or more of the following events shall constitute an event of default hereunder (an "Event of Default"):

(a)                The failure of Makers to pay any installment of interest or principal due hereunder on the Payment Date.

(b)                Any Maker (i) applies for or consents to the appointment of a receiver, trustee or liquidator of his or its property, (ii) admits in writing its inability to pay debts as they mature, (iii) makes a general assignment for the benefit of creditors, (iv) is adjudicated bankrupt or insolvent, (v) files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him or it in any proceeding under any such law, or (vi) takes any action for the purpose of effecting any of the foregoing.

(c)                Any order, judgment or decree is entered by any court of competent jurisdiction appointing a receiver, sequester, trustee or liquidator of any Maker or any of its property, and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days or more.

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(d)                Any representation and warranty of any Maker under this Note and Agreement or the Plan of Merger shall have been false or misleading when made or when deemed made hereunder;

(e)                Any Maker fails to perform any obligation required to be performed by a Maker under this Note and Agreement, under the Plan of Merger, or the Purchase and Sale Agreement dated May 1, 2014 by and among Payee, Richfield and HOI Utah Property Series, L.L.C. – Liberty Series;

(f)                 The dissolution of any Maker or the sale of all or substantially all of the assets of any Maker to any party other than Payee; or

(g)    Payee shall cease to have a first priority lien and security interest in any Collateral, except for the Permitted Prior Liens.

10.               Remedies.

(a)    Upon the occurrence of any Event of Default, the entire unpaid principal balance hereunder and all accrued and unpaid interest and all other sums due and payable to Payee under this Note and Agreement shall, at the option of Payee, become due and payable immediately and Payee shall be under no further obligation to make advances hereunder. Payee may extend the time for payment, accept partial payment, take security therefor, or exchange or release any Collateral, without discharging or releasing any Maker. In addition, Payee shall have all other rights and remedies otherwise available at law, or in equity, all of which rights and remedies may be exercised successively.

(b)    Upon the occurrence of any Event of Default, Payee may exercise from time to time any rights and remedies available to it under the UCC and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Note and Agreement and all of Payee’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Payee may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any Maker’s premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Payee shall have the right to store the same at any of the Makers’ premises without cost to Payee. At Payee’s request, each Maker shall, at Makers’ expense, assemble the Collateral and make it available to Payee at one or more places to be designated by Payee and reasonably convenient to Payee and the related Maker. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Payee and each Maker, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Makers are entitled to an accounting of their obligations under this Note and Agreement and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Payee may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any proceeds of any disposition by Payee of any of the Collateral may be applied by Payee to the payment of reasonable expenses in connection with the Collateral, including, without limitation, reasonable legal expenses and attorneys’ fees, and any balance of such proceeds may be applied by Payee toward the payment of such of the Makers’ obligations under this Note and Agreement, and in such order of application, as Payee may from time to time elect.

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(c)    All powers and remedies given by this Note and Agreement to Payee shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to Payee (by judicial proceedings or otherwise) to enforce the performance or observance of the covenants and agreements contained in this Note and Agreement, and no delay or omission of Payee to exercise any right or power accruing under this Note and Agreement shall impair any such right or power, or shall be construed to be a waiver of such right or power.

11.               Rights to Prepayment. Makers shall have the right at any time to prepay all, or any part of, the outstanding principal amount of this Note and Agreement without prepayment premium or penalty of any kind. Any such prepayment of principal must be accompanied by the payment in full of all then accrued, but unpaid interest.

12.               Governing Law; Jurisdiction; Service of Process. This Agreement, and all claims or causes of action (whether at law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware; provided that the law of the jurisdiction which governs the creation and enforcement of a security interest, mortgage, or deed of trust in any item of Collateral shall govern the rights and obligations of the parties to that item of Collateral and the enforcement of such security interest, mortgage, or deed of trust. In addition, each Maker hereto irrevocably agrees that any legal action or proceeding with respect to this Note and Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder may be brought and determined in the federal and state courts located in Delaware (the “Delaware Courts”). Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts. Each Maker agrees that it will not bring any action relating to this Note and Agreement in any court other than the aforesaid courts. Each of the Makers hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Note and Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Note and Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable law, each of the parties hereto hereby consents to the service of process in accordance with Section 8.6 of the Plan of Merger; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law.

13.               Maximum Rate of Interest. It is intended that the interest rate charged hereunder shall never exceed the maximum rate, if any, which may be legally charged on the loan evidenced by this Note and Agreement (the "Maximum Rate"), and if the provisions for interest contained in this Note and Agreement would result in an interest rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of the Payee, returned to the Makers.

14.               Collection Periods. Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by the Payee and handled for collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by the Payee; provided, however, that this Note and Agreement shall not be in default as the result of normal collection periods on such instruments.

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15.               Assignment. This Note and Agreement shall bind each Maker and its successors and assigns, and the benefits hereof shall inure to the benefit of the Payee and its successors and assigns. No Maker shall be permitted to assign this Note and Agreement without the prior written consent of the Payee.

16.               HOI Kansas and HOI Utah. Each of HOI Kansas and HOI Utah and the Series Companies have entered into this Note and Agreement to bind themselves and each present or future series they have or may hereafter create to the fullest extent permitted by applicable law.

17.               Waiver of Jury Trial. Each Maker and the Payee hereby knowingly, voluntarily, and intentionally waive any right to trial by jury any Maker and the Payee may have in any action or proceeding, in law or in equity, in connection with this Note and Agreement. Each Maker represents and warrants that no representative or agent of the Payee has represented, expressly or otherwise, that the Payee will not, in the event of litigation, seek to enforce this trial waiver. Each Maker acknowledges that the Payee has been induced to make the Loan evidenced hereby, among other things, by the provisions of this Section.

18.               Joint and Several. All obligations of the Makers shall be joint and several, and each Maker shall make payment upon the maturity of the obligations by acceleration or otherwise, and such obligation and liability on the part of each Maker shall in no way be affected by any extensions, renewals and forbearance granted by Payee to any other Maker, failure of Payee to give any Maker any notice, any failure of Payee to pursue or preserve its rights against any Maker, the release by Payee of any Collateral now or thereafter acquired from any Maker, and such agreement by each Maker to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Payee to the other Makers or any Collateral for such Maker’s obligations or the lack thereof. Each Maker waives all suretyship defenses.

19.               Waiver of Subrogation. Each Maker expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Maker may now or hereafter have against the other Makers or any other person directly or contingently liable for the obligations hereunder, or against or with respect to any other Makers’ property (including, without limitation, any property which is Collateral for the obligations), arising from the existence or performance of this Note and Agreement, until termination of this Note and Agreement and repayment in full of the obligations.

20.   Entire Understanding. This Note and Agreement constitute the entire understanding of the parties hereto with respect to the matters referred to herein. This Note and Agreement may be amended only by an agreement in writing executed by all the parties hereto.

21.   Counterparts. The parties may sign several counterparts of this Note and Agreement. Each counterpart, when signed, is an original for all purposes. The counterparts of this Agreement may be executed and delivered by one party to the other by telecopy or .pdf and the receiving party may rely upon the receipt of such executed instrument as if the original had been received.

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EACH Maker acknowledges that it has read and understands all the provisions of this Note and Agreement, including THE CONSENT TO JURISDICTION AND the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each Maker and Payee have caused this Note and Agreement to be duly executed on July 17, 2014.

MAKER:

RICHFIELD OIL & GAS COMPANY

By:	/s/ Douglas C. Hewitt
Name: Douglas C. Hewitt, Sr.
Title: President and CEO

HEWITT ENERGY GROUP, INC.

By:	/s/ Douglas C. Hewitt
Name: Douglas C. Hewitt, Sr.
Title: President

HEWITT OPERATING, INC.

By:	/s/ Douglas C. Hewitt
Name: Douglas C. Hewitt, Sr.
Title: President

HOI KANSAS PROPERTY SERIES, LLC and each of its Series Companies

By:	Hewitt Operating, Inc., Manager

By:	/s/ Douglas C. Hewitt
Name: Douglas C. Hewitt, Sr.
Title: President

HOI UTAH PROPERTY SERIES, LLC and each of its Series Companies

By:	Hewitt Operating, Inc., Manager

By:	/s/ Douglas C. Hewitt
Name: Douglas C. Hewitt, Sr.,
Title: President

[Signatures Continued on Next Page]

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PAYEE:

STRATEX OIL & GAS HOLDINGS, INC.

By:	/s/ Stephen P. Funk
Name: Stephen P. Funk
Title: Chief Executive Officer

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Schedule 1

Permitted Prior Liens

Wendell Lew, Trustee of the Wendell Y. M. Lew Revocable Trust, in the principal amount of $298,182.17

Quantum Energy in the principal amount of $581,326.54

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